UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

SAPIENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28074	04-3130648
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

131 Dartmouth Street,
Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 621-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Sapient Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on November 3, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 1, 2014, with Publicis Groupe S.A., a French société anonyme (“Parent”), and 1926 Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on November 12, 2014, Merger Sub commenced a tender offer to purchase all of the outstanding shares of the common stock, par value $0.01 per share, of the Company (“Shares”), at a price of $25.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 12, 2014 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Schedule TO originally filed with the SEC by Merger Sub and Parent on November 12, 2014.

The Offer and withdrawal rights expired immediately after 11:59 p.m., New York City time, on February 5, 2015.  Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised Parent and Merger Sub that 121,954,854 Shares (not including 4,054,854 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 86.5% of the outstanding Shares.  All conditions to the Offer having been satisfied, on February 6, 2015, Merger Sub accepted for payment all Shares validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer) (the “Acceptance Time”), and payment of the Offer Price for such Shares will be made by the Depositary.

On February 6, 2015 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”).  Upon completion of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each issued and outstanding Share (other than Shares owned by (a) the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent and (b) stockholders of the Company who validly exercised their statutory rights of appraisal under the DGCL) was canceled and converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”).

Each stock option outstanding immediately prior to the Acceptance Time, whether or not vested, was canceled at the Acceptance Time and converted into the right to receive (a) the excess, if any, of the Merger Consideration over the exercise price per share of the stock option, multiplied by (b) the number of Shares subject to the stock option. Each restricted stock unit and performance restricted stock unit outstanding immediately prior to the Acceptance Time was canceled and the holder became entitled to receive the sum of (a) the Merger Consideration multiplied by the number of Shares subject to such restricted stock unit or performance restricted stock unit, as applicable (with any applicable performance conditions deemed to be achieved at maximum performance level) and (b) any accrued and unpaid cash dividend equivalents with respect to such restricted stock unit or performance restricted stock unit.

The aggregate consideration paid in the Offer and Merger was approximately $3.7 billion, without giving effect to related transaction fees and expenses.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 3, 2014.

Item 2.02.  Results of Operations and Financial Condition.

On February 6, 2015, the Company and Parent issued a joint press release relating to the expiration of the Offer and the consummation of the Merger.  The joint press release contains the Company’s annual revenue for the fiscal year period ending December 31, 2014, and the compound annual growth rate in the Company’s revenues for the five-year period ending December 31, 2014 (collectively, the “Revenue Information”). The joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 2.02, including the joint press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated, and requested that the trading of Shares on NASDAQ be suspended prior to market open on the Closing Date and that the listing of the Shares on NASDAQ be withdrawn.  In addition, the Company requested that NASDAQ file with the SEC a notification on Form 25 to report the delisting the Shares from NASDAQ and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01.  Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of the Company occurred and the Company now is an indirect wholly owned subsidiary of Parent.  The information set forth under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and at the Effective Time, each of the directors of the Company immediately prior to the Effective Time, James M. Benson, Jerry A. Greenberg, Alan J. Herrick, Silvia Lagnado, J. Stuart Moore, Robert L. Rosen, Eva Sage-Gavin, Ashok Shah, Vijay Singal and Curtis R. Welling, voluntarily resigned from the Board of the Directors of the Company and Anne-Gabrielle Heilbronner became the sole director of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”).  In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated By-laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.  Other Events.

On February 6, 2015, the Company and Parent issued a joint press release relating to the expiration of the Offer and the consummation of the Merger.  The joint press release is attached as Exhibit 99.1 hereto and is, except for the portion pertaining to the Revenue Information, incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of November 1, 2014, by and among Sapient Corporation, Publicis Groupe S.A. and 1926 Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Sapient Corporation with the SEC on November 3, 2014).

3.1	Amended and Restated Certificate of Incorporation of Sapient Corporation.
3.2	Amended and Restated Bylaws of Sapient Corporation.
99.1	Joint Press Release of Sapient Corporation and Publicis Groupe S.A., dated February 6, 2015.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAPIENT CORPORATION

Date: February 6, 2015	By:	/s/ Joseph A. LaSala, Jr.
	Name:	Joseph A. LaSala, Jr.
	Title:	Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of November 1, 2014, by and among Sapient Corporation, Publicis Groupe S.A. and 1926 Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Sapient Corporation with the SEC on November 3, 2014).

3.1	Amended and Restated Certificate of Incorporation of Sapient Corporation.
3.2	Amended and Restated Bylaws of Sapient Corporation.
99.1	Joint Press Release of Sapient Corporation and Publicis Groupe S.A., dated February 6, 2015.